UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  05/18/2005

NYMEX Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  333-30332

DE	13-4098266
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

One North End Avenue, World Financial Center, New York , NY 10282-1101
(Address of Principal Executive Offices, Including Zip Code)

(212) 299-2000
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

NYMEX Holdings, Inc. (the "Company") and Vincent Viola, its former Chairman, amended the Advisor Services Agreement dated March 17, 2004 (the "Agreement") (previously disclosed as Exhibit 10.2 of the Company's Form 10-Q for the quarter ending March 31, 2004 (file no. 333-30332)) by executing, on May 13, 2005, the First Amendment to Advisor Services Agreement, effective as of March 17, 2005 (the "Amendment").   This Amendment reduces Mr. Viola's consultation fee from $1 million per year to $600,000 per year and eliminates Mr. Viola's prior rights to receive a transaction fee in the event of a NYBOT transaction. This Amendment to the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

NYMEX Holdings, Inc.

Date: May 18, 2005.	By:	/s/ Christopher K. Bowen
Christopher K. Bowen
General Counsel and Chief Administrative Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Agreement